UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 1, 2021
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		95-4081636
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On March 2, 2021, Jacobs Engineering Group Inc. (the “Company”) completed the previously announced strategic investment in PA Consulting Group Limited (the “Transaction”), a company incorporated in England and Wales (“PA”), pursuant to an Implementation Deed (the “Implementation Deed”), dated November 27, 2020, among the Company, Jacobs Consulting Solutions Limited, a company incorporated in England and Wales and a direct subsidiary of the Company (the “Purchaser”), PA, CEP IV Garden S.A.R.L, a company incorporated under the Grand Duchy of Luxembourg, and the Managers (as defined in the Implementation Deed). Under the terms of the Implementation Deed, the Transaction was implemented by means of a scheme of arrangement to be undertaken by PA under Part 26 of the UK Companies Act 2006 (the “Scheme”). The Scheme involved an application by PA to the High Court of Justice in England and Wales to sanction the Scheme.
Pursuant to the Implementation Deed and the Scheme, the Purchaser acquired 100% of PA’s share capital in the form of preferred and common equity in consideration and certain loan notes for an aggregate amount of £1,842,757,440.46. Part of such consideration was satisfied by the allotment and issue of preferred and common equity in the Purchaser to certain shareholders of PA. The equity issued to certain shareholders of PA represents 35% of the issued share capital of the Purchaser. Holders of preferred equity capital in the Purchaser will receive a 12% coupon accrual compounded annually. An equity incentive pool of 25% of the common equity of the Purchaser has been made available for issuance to current and future employees of PA at fair market value. Pursuant to the terms of the Implementation Deed, the Purchaser acquired certain loan notes issued by Garden Midco 1 Limited (a member of PA's group) in consideration for £266,817,502.40 (such amount included in the aggregate £1,842,757,440.46 consideration amount).
The Implementation Deed was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Jacobs on November 27, 2020 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
As previously disclosed, (i) on December 16, 2020, the Company entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Revolver Amendment”) among the Company, the designated borrowers specified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, which Revolver Amendment amends the Second Amended and Restated Credit Agreement, dated as of March 27, 2019 (the “Existing Revolving Facility” and as amended by the Revolver Amendment, the “Revolving Facility”), and provides for, among other things, administrative changes allowing a one-time “limited conditionality” draw under the Revolving Facility in connection with the consummation of the Transaction and (ii) on January 20, 2021, the Company entered into a delayed draw term loan facility (the “Delayed Draw Term Loan Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent, under which the Company may borrow term loans in connection with the consummation of the Transaction. The Revolver Amendment has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated December 18, 2020, the Existing Revolving Facility has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated March 27, 2019, and the Delayed Draw Term Loan Agreement has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated January 20, 2021.
On March 1, 2021, the Company borrowed (i) $930,000,000 of revolving loans under the Revolving Facility and (ii) £650,000,000 and $200,000,000 of term loans under the Delayed Draw Term Loan Agreement, in order to finance, together with cash on hand of the Company, the cash component of the consideration for the Transaction, the repayment of certain outstanding indebtedness of PA, an intercompany lending facility for PA and certain of its subsidiaries, and other related transaction fees and expenses.

Item 7.01	Regulation FD.
On March 3, 2021, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits:

99.1	Press Release, dated March 3, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 3, 2021

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President
and Chief Financial Officer
(Principal Financial Officer)